Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
JULY 10, 2014

CHESAPEAKE ENERGY CORPORATION ANNOUNCES RELEASE DATE AND
CONFERENCE CALL INFORMATION FOR 2014 SECOND QUARTER
OPERATIONAL UPDATE AND FINANCIAL RESULTS

OKLAHOMA CITY, OKLAHOMA, JULY 10, 2014 - Chesapeake Energy Corporation (NYSE:CHK) has scheduled to release its 2014 second quarter operational update and financial results before market open on Wednesday, August 6, 2014. A conference call to discuss the results has been scheduled for the same day at 9:00 am EDT. The telephone number to access the conference call is 913-312-1469 or toll-free 888-778-8903. The passcode for the call is 3038618. We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 2:00 pm EDT on Wednesday, August 6, 2014 and will run through 2:00 pm EDT on Wednesday, August 20, 2014. The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112. The passcode for the replay is 3038618.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section. The webcast of the conference will be available on the website for one year.

Chesapeake Energy Corporation is the second-largest producer of natural gas and the 10th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing its large and geographically diverse resource base of unconventional natural gas and oil assets onshore in the U.S. The company also owns substantial marketing and compression businesses. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Gary T. Clark, CFA	Gordon Pennoyer	6100 North Western Avenue
(405) 935-8870	(405) 935-8878	P.O. Box 18496
ir@chk.com	media@chk.com	Oklahoma City, OK 73154